INDEPENDENT AUDITORS' CONSENT

We consent to the  incorporation by reference in this  Post-Effective  Amendment
No. 100 to Registration  Statement No. 2-14213 on Form N-1A of American  Century
Mutual  Funds,  Inc. of our reports  dated  December 6, 2002,  appearing  in the respective Annual Reports of Balanced Fund,  Capital Value Fund,  Giftrust Fund,
Growth Fund,  Heritage Fund, New Opportunities  Fund, New Opportunities II Fund,
Select  Fund,  Ultra Fund,  Veedot  Fund,  and Vista Fund,  comprising  American
Century Mutual Funds, Inc. for the year ended October 31, 2002, in the Statement of Additional Information, which is part of this Registration Statement. We also consent to the reference to us under the caption  "Other  Service  Providers" in such Statement of Additional Information. We also consent to the reference to us under the caption  "Financial  Highlights" in the  Prospectuses,  which are also part of this Registration Statement.

/s/Deloitte & Touche LLP
Deloitte & Touche LLP

Kansas City, Missouri
February 25, 2003